                                                                   EXHIBIT 10.6


                        SEPARATION AND RELEASE AGREEMENT
                                     BETWEEN
                                DOUGLAS R. DEASON
                                       AND
                         PRECEPT BUSINESS SERVICES, INC.

         This Separation Agreement and Release ("the Agreement" or the "Separation and Release Agreement") is made and entered into by and between Douglas R. Deason (hereafter "Employee" or "You") and Precept Business Services, Inc. (hereinafter referred to as the "Company" or "Employer") (Employee and the Company are sometimes referred to collectively as the "Parties").

                                   WITNESSETH:

         WHEREAS, Employee and the Company mutually agree to terminate their employment relationship as it currently exists; and

         WHEREAS, Employee and the Company mutually agree that the effective date of the termination of such relationship will be September 15, 2000; and

         WHEREAS, Employee and the Company mutually desire to have an ongoing consulting relationship whereby the Company may, from time to time, consult with Employee regarding various issues relating to the business of the Company; and

         WHEREAS, Employee desires to provide such consulting services; and

         NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

1. This Agreement supersedes any and all other Agreements, written or verbal, which may exist between the Company and Employee except for the Consulting Services Agreement which is attached hereto as Exhibit A and the Confidentiality Agreement which is attached hereto as Exhibit B, both of which are incorporated by reference as if set forth fully herein. This Agreement shall be of no force or effect unless and until Employee executes and delivers to Company the Consulting Services Agreement and the Confidentiality Agreement.

2. It is further expressly agreed by the Parties that this Agreement shall become effective on September 15, 2000 (the "Effective Date").

3. The Company agrees that on or before September 30, 2000, it shall pay to Employee in one lump sum payment subject to the usual deductions for federal payroll taxes and benefits, a total payment of $125,000.00 (ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS AND NO CENTS) as the remainder of his 1999 Management Performance Bonus.


SEPARATION AND RELEASE AGREEMENT - PAGE 1

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4.       In satisfaction of its obligation under paragraph 3(A) of the
         Consulting Services Agreement, the Company agrees that it shall pay to employee $250,000.08 (TWO HUNDRED FIFTY THOUSAND DOLLARS AND EIGHT CENTS) payable in 24 equal semi-monthly installments of $10,416.67 (TEN THOUSAND FOUR HUNDRED SIXTEEN DOLLARS AND SIXTY SEVEN-CENTS).

5. On or before October 1, 2000 you will return all of the Company's property in your possession including, but not limited to, records, manuals, memorandums, documents, keys, access cards, any phone cards, and all of the tangible and intangible property belonging to the Company and relating to your employment with the Company, except that the Company agrees that you may retain and shall be the owner of all of the furniture in Your office, including the portable computer and accessories previously provided by the Company. You shall, however, make this computer available to the Company by October 1, 2000, so that the Company can purge the hard drive of any confidential and proprietary information relating to the Company. You agree that you will not retain any copies or summaries, electronic or otherwise, of such property.

6. The Company further agrees that You shall retain in Your possession for Your use the automobile currently leased by the Company, a 1997 Jaguar XK8 two door convertible, account number 950110230342. The Company agrees that it shall continue to make payments toward such lease in the amount of $1,298.06 for the months of September, October, November, and December of 2000, and the month of January, 2001. You agree to return the vehicle in accordance with the terms and conditions of the lease and You further agree that You will be responsible for paying any fees or damages assessed under the terms of the lease other than the five payments of $1,298.06 described above. Beginning February 1, 2001, the Company will pay You a monthly automobile allowance in the amount of $1,300.00 and will make six such monthly payments for the months of February, March, April, May, June, July, and August of 2001. For the month of September, 2001, the Company will pay You an automobile allowance of $650.00.

7. The Company agrees to maintain in full force and effect, from September 15, 2000, to September 15, 2001, Precept's health, disability and life insurance currently available to you to the same extent and in the same manner as would be available to you as if you had remained a normal employee of Precept; provided, however, any procedure deemed ineligible pursuant to any Plan guidelines in connection with the above mentioned benefits will not be provided or paid for by Precept.

8. As a material inducement to the Company to enter into this Agreement and subject to the terms of this paragraph, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company and its parent, owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them, (collectively "Releasees"), from any and all


SEPARATION AND RELEASE AGREEMENT - PAGE 2 charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown ("Claim" or "Claims") which Employee now has, owns, holds, or which Employee at any time heretofore had, owned, or held against each of the Releasees, including, but not limited to: (a) all Claims under Title VII of the Civil Rights Act of 1964, as amended, or any analogous state law claim; (b) all Claims under the Employee Retirement Income Security Act of 1974, as amended; (c) all Claims arising under the Americans With Disabilities Act of 1990, as amended;
         (d) all Claims arising under the Family and Medical Leave Act of 1993, as amended; (e) all Claims related to Employee's employment with the Company; (f) all Claims of unlawful discrimination based on age, sex, race, religion, national origin, handicap, disability, equal pay, sexual orientation or otherwise; (g) all Claims of wrongful discharge, breach of an implied or express employment contract, negligent or intentional infliction of emotional distress, libel, defamation, breach of privacy, fraud, breach of any implied covenant of good faith and fair dealing and any other federal, state, or local common law or statutory claims, whether in tort or in contract; (h) all Claims related to unpaid wages, salary, overtime compensation, bonuses, severance pay, vacation pay or other compensation or benefits arising out of Employee's employment with the Company; and (i) all claims arising under any federal, state or local regulation, law, code or statute.

9. The Parties agree that during the course of Your employment with the Company and pursuant to the Parties' understanding of Your Employment Agreement, the Company was obligated to disclose to You, and did disclose to You, confidential and proprietary information, the disclosure of which would be harmful and deleterious to the Company. You hereby acknowledge both the Company's original obligation to disclose such information to You and that the Company did in fact disclose such information to You. You further acknowledge that pursuant to the Consulting Services Agreement, the Company is required to disclose to You additional confidential and proprietary information, the disclosure of which would be harmful and deleterious to the Company. In exchange for this consideration under the Consulting Services Agreement, and the previous consideration provided to You pursuant to Your employment agreement, You agree that for a period of one year which shall coincide with the term of the Consulting Services Agreement, You shall not engage in competition with the Company. Specifically, from September 15, 2000 to September 15, 2001, You agree not to solicit the customers of the Company with whom you had contact during the term of Your employment with the Company. You further agree that from September 15, 2000 to September 15, 2001, You will not solicit the current customers of the Company or those individuals, entities, or companies with whom You have had contact on behalf of the Company for the purpose of engaging in business with the Company. You further agree that during this time-frame, September 15, 2000 to September 15, 2001, You shall not accept employment in the same industry as the Company's Business Products Division because such employment would inevitably lead to the disclosure of the Company's confidential and proprietary information. Further, it is recognized and understood by the Parties hereto that the employees of the Company are an integral part of the Company and


SEPARATION AND RELEASE AGREEMENT - PAGE 3 that it is extremely important for the Company to use its maximum efforts to prevent the loss of such employees. It is therefore understood and agreed by the Parties that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from the loss of any such employees. Consequently, as a material inducement to the Company to enter into this Separation and Release Agreement and the Consulting Services Agreement with Employee, Employee covenants and agrees that for a period commencing on the Effective Date of this Agreement and ending six (6) months after the Effective Date of this Agreement, Employee shall not, without written permission from the Company, directly or indirectly, hire or engage or attempt to hire or engage any individual who shall have been an employee, direct seller, or subcontractor of the Company, its parent, its affiliates or its subsidiaries at any time during the two (2) year period prior to such Effective Date of this Agreement, whether for or on behalf of Employee or for any entity in which Employee shall have a direct or indirect interest
         (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor, stockholder, director, officer, employer, employee, servant, agent, representative or otherwise. Further, Employee covenants and agrees that for a period commencing on the Effective Date of this Agreement and ending six (6) months after such Effective Date, Employee shall not, without written permission from the Company, directly or indirectly, or through any other person, firm, or corporation, or in any capacity as described in this paragraph above, induce, or attempt to induce or influence any employee, direct seller, or subcontractor of the Company, its parent, its subsidiaries or affiliates to terminate employment or relationship with the Company, its parent, its subsidiaries or affiliates when the Company or its parent, affiliates or subsidiaries desires to retain that employee's, direct seller's, subcontractor's services.

10. EMPLOYEE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS AGREEMENT AND, HAVING DONE SO, AGREES THAT THE RESTRICTIONS SET FORTH HEREIN ARE REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE BUSINESS INTERESTS AND GOODWILL OF THE EMPLOYER AND ITS BUSINESS, OFFICERS, DIRECTORS AND EMPLOYEES. EMPLOYEE FURTHER AGREES THAT THE RESTRICTIONS SET FORTH IN THIS AGREEMENT ARE NOT TO IMPAIR EMPLOYEE'S ABILITY TO SECURE EMPLOYMENT WITHIN THE FIELD OR FIELDS OF EMPLOYEE'S CHOICE, INCLUDING THOSE AREAS IN WHICH EMPLOYEE IS, IS TO BE, OR HAS BEEN EMPLOYED BY THE EMPLOYER BUT INSTEAD TO PROTECT THE CONFIDENTIALITY OF ITS CONFIDENTIAL INFORMATION AND TRADE SECRETS AND LEGITIMATE BUSINESS INTERESTS.

11. The Parties to this Agreement understand that to the extent Employee may have vested rights pursuant to Employer's group health insurance plans, group life insurance plans, and the 401(k) plan, such rights are excluded from the scope of this Agreement and are not terminated or released by it.


SEPARATION AND RELEASE AGREEMENT - PAGE 4

12. Employee agrees that in all future litigation involving the Company for which the Company requests Employee's cooperation that he will fully cooperate with the Company. In return for his cooperation, Employer agrees to pay Employee for all the reasonable costs incurred by Employee due to his cooperation.

13. If Employee or the Company determine that the other has breached this Agreement, the non-breaching party will notify the party in breach of that fact in writing and the party in breach will be afforded ten (10) days to cure the breach.

14. The provisions of this Agreement shall be construed in accordance with the laws of the State of Texas without regard to its conflicts of law principles. In the event any term or condition or provision of this Agreement shall be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining terms, conditions and provisions of this Agreement shall remain in full force and effect to the extent permitted by law.

15. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all Parties to this Agreement. No waiver or default of any term of this Agreement shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Agreement may not be changed except by writing signed by the Parties.

16. This Agreement shall be binding upon Employee and upon Employee's heirs, administrators, representatives, executors, trustees, successors and assigns, and shall inure to the benefit of Releasees and each of them, and to their heirs, administrators, representatives, executors, trustees, successors, and assigns.

17. The parties agree that the Agreement may be executed in multiple originals.

18. If either the Company or its Business Products Division are sold or if all or substantially all of the assets of the Company or the Business Products Division are sold or transferred, then all of the obligations contained in this Separation and Release Agreement and the Consulting Services Agreement shall be assumed by the purchaser or transferee as a condition of the transaction or, alternatively, the Company shall pay the remaining sums owed to Employee under paragraphs 4 and 6.

19. The provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision. If the Company is unable for any reason to make all payments required under paragraph 3(A) of the Consulting Services Agreement, then paragraphs 8, 9, 11 and 13 of this Agreement shall nevertheless remain valid and enforceable.

20. This Agreement shall not be in any way construed as an admission by you or by the Company that either party has acted wrongfully with respect to the other party or any other person.


SEPARATION AND RELEASE AGREEMENT - PAGE 5

21. Employee represents that he has consulted or has had sufficient opportunity to discuss with any person, including the attorney of his choice, all provisions of this Agreement, that he has carefully read and fully understands all the provisions of this Agreement, that he is competent to execute this Agreement, and that he is voluntarily entering into this Agreement of his own free will and accord, WITHOUT RELIANCE UPON ANY STATEMENT OR REPRESENTATION BY THE COMPANY, ITS ATTORNEYS, INCLUDING THE ATTORNEYS OF THE LAW FIRM OF JACKSON WALKER, L.L.P., or of any of the Parties, the Releasees, or their representatives.























SEPARATION AND RELEASE AGREEMENT - PAGE 6

         EXECUTED on the 15th day of September, 2000.




                                                   /s/ R. L. Hassell
                                                   ----------------------------
                       On behalf of the Company By:
                                               Its: President


         ACCEPTED AND AGREED TO this 15th day of September, 2000.


                                                    /s/ Douglas R. Deason
                                                    ----------------------------
                                                    Douglas R. Deason

















SEPARATION AND RELEASE AGREEMENT - PAGE 7

                                EXHIBIT A

                      ENGAGEMENT OF DOUGLAS R. DEASON
                          FOR CONSULTING SERVICES

         This Agreement for Precept Business Services, Inc. (the "Consulting Services Agreement") is made as of this 15 day of September, 2000, by and between Precept Business Services, Inc. ("Company"), whose mailing address is 1909 Woodall Rogers Frwy, Dallas, TX, and Douglas R. Deason ("Consultant") whose mailing address is 5808 Lupton Drive, Dallas, Tx 75225. This Consulting Services Agreement incorporates by reference as if set forth fully herein the terms and conditions of the Separation and Release Agreement between Douglas
R. Deason and Precept Services, Inc. (the "Separation and Release Agreement") to which this Consulting Services Agreement is attached as Exhibit A and the terms and conditions of the Confidentiality Agreement between Douglas R. Deason and Precept Services, Inc. (the "Confidentiality Agreement"), which is attached to the Separation and Release Agreement as Exhibit B. None of these agreements shall be effective until all have been duly executed and signed by the Company and the Consultant.

         For and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties hereto agree as follows:

1.       SCOPE OF WORK

         A. Subject to the terms and conditions set forth hereinafter, Company engages Consultant to furnish consulting services as Company and Consultant may agree upon. Consultant shall use his best efforts and professional judgment in the performance of such services, consistent with accepted industry practice. Consultant may provide services other than the services provided for under this Consulting Services Agreement if such other services do not conflict with the terms, conditions, and obligations of this Consulting Services Agreement.

         B. Upon the request of Company and otherwise periodically, Consultant shall report the status of his performance hereunder to Lee Hassell ("President") and such other persons as President shall designate.

2.       TERM

         The services called for under this Consulting Services Agreement shall commence on the date hereof and shall continue for twelve (12) months.

3.       CONSIDERATION AND PAYMENT

         A. As consideration for the services provided hereunder, Company agrees to pay Consultant $250,000.08 for all services furnished hereunder payable 24 equal semi-monthly installments of $10,416.67 during the term of this Consulting Services Agreement.

         B. Company further agrees to provide Consultant with confidential and proprietary information, which shall be necessary for Consultant to perform the services required in this Consulting Services Agreement. Consultant agrees that in exchange for the consideration provided herein, including the disclosure of confidential and proprietary information, Consultant shall be bound by the terms and conditions of paragraph 9 of the Separation and Release Agreement which includes, among other things, a non-competition agreement.

         C. EMPLOYEE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS CONSULTING SERVICES AGREEMENT AND, HAVING DONE SO, AGREES THAT THE RESTRICTIONS SET FORTH HEREIN ARE REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE BUSINESS INTERESTS AND GOODWILL OF THE EMPLOYER AND ITS BUSINESS, OFFICERS, DIRECTORS AND EMPLOYEES. EMPLOYEE FURTHER AGREES THAT THE RESTRICTIONS SET FORTH IN THIS CONSULTING SERVICES AGREEMENT ARE NOT TO IMPAIR EMPLOYEE'S ABILITY TO SECURE EMPLOYMENT WITHIN THE FIELD OR FIELDS OF EMPLOYEE'S CHOICE, INCLUDING THOSE AREAS IN WHICH EMPLOYEE IS, IS TO BE, OR HAS BEEN EMPLOYED BY THE EMPLOYER BUT INSTEAD TO PROTECT THE CONFIDENTIALITY OF ITS CONFIDENTIAL INFORMATION AND TRADE SECRETS AND LEGITIMATE BUSINESS INTERESTS.

4.       RELATIONSHIP

 .        In all matters relating to this Consulting Services Agreement,
         Consultant shall be acting as an independent contractor to Company. Consultant is not an employee of Company under the meaning or application of any federal or state unemployment or insurance laws or worker's compensation laws, or otherwise. Consultant shall assume all liabilities or obligations imposed by any of such laws with respect to employees of Consultant in the performance of this Consulting Services Agreement. Consultant shall pay timely all local, state, and federal taxes arising from payments made to Consultant for the services provided hereunder and shall prepare and file all tax returns, including, without limitation, income, self-employment, and other taxes attributable to payments hereunder. Company shall not provide Consultant with insurance of any kind in connection with the services to be provided hereunder during or after the expiration of the term of this Consulting Services Agreement. Consultant shall not have any authority to assume or create any obligation, express or implied, on behalf of the Company. Consultant shall have no authority to represent himself as an agent, employee, or in any other capacity of Company unless given written authorization.

5.       CONFLICT OF INTEREST

         During the term of this Consulting Services Agreement, Consultant shall not act as a sales agent, or in a liaison capacity as an officer, employee, agent, or representative of any party which is a competitor or prospective competitor of the Company without the prior written consent of the Company. Further, Employee expressly agrees that he will comply with the terms and conditions provided in paragraph 9 of the Separation and Release Agreement.

6.       SAFETY AND SECURITY REGULATIONS

         Consultant shall comply with all applicable Company security and safety regulations, if Consultant renders services on the premises of any facilities controlled by Company. Consultant shall not remove any Company proprietary information therefrom without the expressed written consent of Company.

7.       RESPONSIBILITIES

         A. Company shall provide all equipment and material necessary to perform the services required hereunder which Consultant shall deliver to Company upon termination of this Consulting Services Agreement.

         B. All information developed under this Consulting Services Agreement, of whatever type, relating to the work performed under this Consulting Services Agreement shall be the exclusive property of Company. All material, research, and information developed or any instruments, products whether manufactured, assembled, or otherwise purchased by Consultant pursuant to this Consulting Services Agreement and paid for by Company, either directly or through reimbursement of consultant's expenses, shall be the exclusive property of Company. Upon termination of this Consulting Services Agreement, Consultant shall deliver such items to Company or shall dispose of them, as directed by Company. If such property is not returned to Company upon termination of this Consulting Services Agreement, Company may at its sole discretion deduct from any payments due Consultant the value of such property.

8.       INDEMNITY

         Company shall save and hold Consult harmless from and against all suits or claims incurred by Company in connection with Consultant's performance of this Consulting Services Agreement, whether such claims shall be made by Consultant, by an employee of Consultant or by any other person. If any judgment shall be rendered against Company in any such action, Company shall satisfy and discharge the same without cost or expense to Consultant. This indemnity shall not apply to claims, actions, or suits resulting from Consultant's negligence.

9.       ASSIGNMENT

         This Consulting Services Agreement shall not be transferred or assigned by Consultant without prior written consent of Company.

10.      APPLICABLE LAW

         Any controversy or claim arising out of or relating to this Consulting Services Agreement shall be governed by the laws of the State of Texas. Any litigation under this Consulting Services Agreement, if commenced by Consultant, shall be brought in a court of competent jurisdiction in Dallas County, State of Texas.

11.      CONFIDENTIALITY

         Concurrent with the execution of this Consulting Services Agreement, Consultant shall execute the Confidentiality Agreement provided to him by Company which is attached to the Separation and Release Agreement as Exhibit B and incorporated by reference as if set forth fully herein. Consultant shall deliver such executed Confidentiality Agreement with an executed copy of this Consulting Services Agreement to Company at the address set forth hereinafter. This Consulting Services Agreement shall be of no force or effect unless and until Consultant executes and delivers such Confidentiality Agreement to Company.

12.      ENTIRE AGREEMENT

         This Consulting Services Agreement and the terms and conditions set forth in the Separation and Release Agreement and the Confidentiality Agreement constitute the entire agreement and understanding between the parties hereto and shall supersede and replace any prior agreements, discussions, negotiations, or understandings between the parties, whether written or oral, express or implied, governing or pertaining to the services to be performed hereunder.

13.      SEVERABILITY.

         The provisions of this Consulting Services Agreement are severable and if any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision. If the Company is unable for any reason to make all payments required under paragraph 3(A) of the Consulting Services Agreement, then paragraphs 8, 9, 11 and 13 of the Separation and Release Agreement shall nevertheless remain valid and enforceable.

                                                   /s/ R. L. Hassell
                                                   ---------------------------
                          On behalf of the Company By:
                                                  Its: President


         ACCEPTED AND AGREED TO this 15th day of September, 2000.


                                                   /s/ Douglas R. Deason
                                                   ----------------------------
                                                   Douglas R. Deason, Consultant

                                    EXHIBIT B

                    CONFIDENTIALITY AGREEMENT BETWEEN DOUGLAS
                   DEASON AND PRECEPT BUSINESS SERVICES, INC.

         This Agreement for Precept Business Services, Inc. (the "Confidentiality Agreement") is made as of this 15 day of September, 2000, by and between Precept Business Services, Inc. ("Company"), whose mailing address is 1909 Woodall Rogers Frwy, Dallas, TX, and Douglas R. Deason ("Consultant") whose mailing address is 5808 Lupton Drive, Dallas, Tx 75225. This Confidentiality Agreement incorporates by reference as if set forth fully herein the terms and conditions of the Separation and Release Agreement between Douglas R. Deason and Precept Services, Inc. (the "Separation and Release Agreement") to which this Confidentiality Agreement is attached as Exhibit B, and the terms and conditions of the Consulting Services Agreement between Douglas R. Deason and Precept Services, Inc. (the "Consulting Services Agreement"), which is attached as Exhibit A to the Separation and Release Agreement. None of these agreements shall be effective until all have been duly executed and signed by the Company and Consultant.

         Confidential Information.

         (a) ACKNOWLEDGMENT OF PROPRIETARY INTEREST. Consultant acknowledges the proprietary interest of Company in all Confidential Information. Consultant agrees that all Confidential Information learned by Consultant when he was employed by the Company and which he will learn during the term of the Consulting Services Agreement, or otherwise, whether developed by Consultant alone or in conjunction with others or otherwise, is and shall remain the exclusive property of Company. Consultant further acknowledges and agrees that his disclosure of any Confidential Information will result in irreparable injury and damage to Company.

         (b) CONFIDENTIAL INFORMATION DEFINED. "Confidential Information" means all confidential and proprietary information of Company, including without limitation (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation, (iii) market data, (iv) proprietary computer programs and codes, (v) drawings, designs, plans and proposals, (vi) marketing and sales programs, (vii) client lists, (viii) historical financial information and financial projections, (ix) pricing formulae and policies, (x) all other concepts, ideas, materials and information prepared or performed for or by Company and (xi) all information related to the business, products, purchases or sales of Company or any of its suppliers and customers, other than information that is publicly available.

         (c) COVENANT NOT TO DIVULGE CONFIDENTIAL INFORMATION. Company is entitled to prevent the disclosure of Confidential Information. As a portion of the consideration provided by Company for the Separation and Release Agreement and the Consulting Services Agreement, and for the compensation being paid to Consultant by Company, Consultant agrees at all times during the term of the Consulting Services Agreement and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by

Company to further the business of Company, and not to use except in the pursuit of the business of Company, the Confidential Information, without the prior written consent of Company.


                                                    /s/ R. L. Hassell
                                                    ----------------------------
                          On behalf of the Company By:
                                                  Its: President


         ACCEPTED AND AGREED TO this 15th day of September, 2000.


                                                   /s/ Douglas R. Deason
                                                   -----------------------------
                                                   Douglas R. Deason, Consultant






















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